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                                                                     Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

                       State of
Name of Subsidiary   Incorporation
------------------   -------------
CPEC LLC............ Delaware
InterNutria, Inc.... Delaware
IPI Management Corp. Massachusetts